Series Number:  8
For period ending 11/30/13

48)	Investor, A & C
First $1 billion 0.570%
Next $1 billion 0.518%
Next $3 billion 0.488%
Next $5 billion 0.468%
Next $15 billion 0.455%
Next $25 billion 0.453%
Over $50 billion 0.452%

Institutional
First $1 billion 0.370%
Next $1 billion 0.318%
Next $3 billion 0.288%
Next $5 billion 0.268%
Next $15 billion 0.255%
Next $25 billion 0.253%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           24,049
Institutional Class                                22,995
2. Dividends for a second class of open-end company shares
A Class                                689
C Class                                173

73A)           1. Dividends from net investment income
Investor Class                                           $0.1447
Institutional Class                                $0.1560
2. Dividends for a second class of open-end company shares
A Class                                $0.1307
C Class                                $0.0883

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           158,624
Institutional Class                                131,987
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                4,607
C Class                                1,764

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $11.22
Institutional Class                                $11.22
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $11.22
C Class                                $11.21

Series Number:  10
For period ending 11/30/13

48)	Investor, A & C
First $1 billion  0.700%
Next $1 billion  0.648%
Next $3 billion  0.618%
Next $5 billion  0.598%
Next $15 billion   0.585%
Next $25 billion   0.583%
Over $50 billion   0.582%

Institutional
First $1 billion 0.500%
Next $1 billion 0.448%
Next $3 billion 0.418%
Next $5 billion 0.398%
Next $15 billion 0.385%
Next $25 billion 0.383%
Over $50 billion 0.382%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           4,509
Institutional Class                                288
2. Dividends for a second class of open-end company shares
A Class                                1,918
C Class                                519

73A)           1. Dividends from net investment income
Investor Class                                           $0.1978
Institutional Class                                $0.2070
2. Dividends for a second class of open-end company shares
A Class                                $0.1866
C Class                                $0.1529

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           21,467
Institutional Class                                838
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                9,386
C Class                                3,147

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $8.82
Institutional Class                                $8.83
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $8.82
C Class                                $8.82

Series Number:  11
For period ending 11/30/13

48)	Investor, A & C
First $1 billion 0.570%
Next $1 billion 0.518%
Next $3 billion 0.488%
Next $5 billion 0.468%
Next $15 billion 0.455%
Next $25 billion 0.453%
Over $50 billion 0.452%

Institutional
First $1 billion 0.370%
Next $1 billion 0.318%
Next $3 billion 0.288%
Next $5 billion 0.268%
Next $15 billion 0.255%
Next $25 billion 0.253%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           842
Institutional Class                                7
2. Dividends for a second class of open-end company shares
A Class                                221
C Class                                29

73A)           1. Dividends from net investment income
Investor Class                                           $0.1748
Institutional Class                                $0.1860
2. Dividends for a second class of open-end company shares
A Class                                $0.1607
C Class                                $0.1187

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           4,350
Institutional Class                                30
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                1,243
C Class                                218

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $ 11.12
Institutional Class                                $ 11.12
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $ 11.12
C Class                                $ 11.12